                                     LOGO

                                                          February 7, 1997

STEPHEN B. CLARKSON
Vice President, General Counsel and Secretary

Newport News Shipbuilding Inc.
Newport News Shipbuilding and
 Dry Dock Company
NNS Delaware Management Company
4101 Washington Avenue
Newport News, Virginia 23607
    Re:8 5/8% Senior Notes Due 2006
           9 1/4% Senior Subordinated Notes Due 2006 and Related Guarantees

Ladies and Gentlemen:

  I am General Counsel of Newport News Shipbuilding Inc., a Delaware corporation (the "Company"), and Newport News Shipbuilding and Dry Dock Company, a Virginia corporation, and NNS Delaware Management Company, a Delaware corporation (the "Guarantors") and, as such, I have acted as counsel to the Company and each of the Guarantors in connection with the Company's and the Guarantors' Registration Statement on Form S-4 (Reg. No. 333-20285) (the "Registration Statement") filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended the ("Act"): (i) $200,000,000 aggregate principal amount of the Company's 8 5/8% Senior Notes due 2006 (the "Senior Notes") and the guarantees thereof (the "Senior Note Guarantees") by the Guarantors, and (ii) $200,000,000 aggregate principal amount of the Company's 9 1/4% Senior Subordinated Notes due 2006 (the "Senior Subordinated Notes," and together with the Senior Notes, the "Notes") and the guarantees thereof (the "Senior Subordinated Note Guarantees" and, together with the Senior Note Guarantees, the "Guarantees") by the Guarantors.

  The Senior Notes and the Senior Note Guarantees are to be issued under an Indenture dated as of November 26, 1996, as supplemented and amended by the First Supplemental Indenture dated as of December 11, 1996 (the "Senior Note Indenture") among the Company, the Guarantors, and The Bank of New York, as Trustee (the "Trustee"). The Senior Subordinated Notes and the Senior Subordinated Note Guarantees are to be issued under an Indenture dated as of November 26, 1996, as supplemented and amended by the First Supplemental Indenture dated as of December 11, 1996 (the "Senior Subordinated Note Indenture," and, together with the Senior Note Indenture, the "Indentures") among the Company, the Guarantors and the Trustee.

  I am familiar with the Registration Statement and the exhibits thereto, the Indentures, and the forms of the Notes and the Guarantees. I, or attorneys under my supervision, have also examined originals or copies, certified or otherwise, of such other documents, evidence of corporate action and instruments as I have deemed necessary or advisable for the purpose of rendering this opinion. In all such examinations I have assumed the genuineness of all signatures, the authority to sign, the authenticity of all documents submitted to me as originals, and the conformity with the originals of all documents submitted to me as copies.

Newport News Shipbuilding Inc., et. al.

February 7, 1997
Page 2

  Based on and subject to the foregoing, I am of the opinion that:

    1. When the Senior Notes have been duly executed, authenticated, registered, issued and delivered pursuant to and in accordance with the terms of the Senior Note Indenture, the Senior Notes will constitute valid and binding obligations of the Company.

    2. When the Senior Subordinated Notes have been duly executed, authenticated, registered, issued and delivered pursuant to and in accordance with the terms of the Senior Subordinated Note Indenture, the Senior Subordinated Notes will constitute valid and binding obligations of the Company.

    3. When the Senior Note Guarantees have been duly executed, registered, issued and delivered pursuant to and in accordance with the terms of the Senior Note Indenture, the Senior Note Guarantees will constitute valid and binding obligations of the Guarantors.

    4. When the Senior Subordinated Note Guarantees have been duly executed, registered, issued and delivered pursuant to and in accordance with the terms of the Senior Subordinated Note Indenture, the Senior Subordinated Note Guarantees will constitute valid and binding obligations of the Guarantors.

  The opinions expressed above are limited to the federal laws of the United States, the laws of the Commonwealth of Virginia, and, to the extent relevant thereto, the General Corporation Law of the State of Delaware as currently in effect. For the purposes of this opinion, I have assumed that the laws of the State of New York are identical to the laws of the Commonwealth of Virginia. I assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if I ~become aware of any facts that might change the opinions expressed herein after the date hereof.

  I hereby consent to the use of my name after the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing, as an exhibit to the Registration Statement, of this opinion. In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                                          Very truly yours

                                          /s/ Stephen B. Clarkson

                                          Stephen B. Clarkson
                                          General Counsel